EXHIBIT 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-147933, No. 333-115573, No. 333-74050, and No. 333-12551) on Form S-8 of Home Properties, Inc. of our report, dated June 25, 2014, relating to our audit of the financial statements and supplemental schedule of the Home Properties Retirement Savings Plan, which appears in this Annual Report on Form 11-K of the Home Properties Retirement Savings Plan for the year ended December 31, 2013.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 25, 2014